Exhibit 10.15

MAXIMUM AMOUNT COMPREHENSIVE CREDIT LINE CONTRACT

NO. SX161215000332

Fiduciary:	Springpower Technology (Shenzhen) Co., Ltd
Address:	Building A, Chaoshun Industrial Zone, Renmin Street, Danhu, Guanlan Road, Baoan, Shenzhen
Creditor:	Bank of Jiangsu, Shenzhen Sub-branch
Address:	4011, Shennan Road, Futian District, Shenzhen.

According to relevant laws and regulations of China, this contract was agreed by two parties, and both parties agree to comply with all terms of the contract.

Clause 1

The maximum comprehensive credit limits (hereinafter referred to as “fiduciary”) means the credit line that creditor provide to fiduciary who can use the credit line in the business lines agreed by the contract.

Clause 2 Content of the Credit

1.     The maximum amount of comprehensive credit limits that creditor provide to fiduciary is RMB 15,000,000.

2.      The period of the credit: From 4th Nov, 2015 to 3rd Nov, 2016. This period only limits the start date of the credit businesses but the expiration date.

3.      The allotted time, amount, interest rate and rate of single specific business under this credit contract should be agreed by accordingly specific business contract and voucher.

4.      Aforesaid “The maximum comprehensive credit limits” only includes the balance of credit principal which is the actual used credit line (deducts guaranty bund) deducts the part which has been repaid under this contract during the contract period, but the interest, punitive interest compound interest and other payables which should be afforded by fiduciary.

Clause 3 The Usage of Credit Line

1.     When fiduciary need to use the credit line under this contract, should apply to creditor one by one, creditor has the right to audit in accordance with fund condition of itself, operation situation of fiduciary and the purpose of credit etc. If the applications are approved, both parties should sign the specific credit business contract separately. Every single credit business contract under this contract and relevant voucher constitute the effective attachment of this contract.

2.     Within the period agreed in this contract, fiduciary can use the credit line according to the limit of every single credit business agreed by this contract repeatedly, if fiduciary need to adjust the usage of credit line, application should be provided to creditor in writing, and creditor decides whether the application can be approve and the method of adjustment.

3.     The following is out of the credit:

4.     When the credit become expiring, the credit line which is not used will automatically be cancelled.

Clause 4 Adjustment of Credit Line

In the process of performing this contract, if following situations, which may affect the right of creditor, occur, creditor has the right to make relevant adjustment and/or stop fiduciary using credit line, and cancel unused credit line of fiduciary.

1.     The market, which is related to fiduciary’s operation, has significant adverse changes, or Country’s monetary policy has significant adjustment.

2.     There are significant difficulties on operation situation or important adverse changes on financial conditions to fiduciary.

3.     Termination of business, liquidation, restructuring, dissolution and bankruptcy of fiduciary by an active or passive means.

4.     Fiduciary is involved in significant litigation, arbitration or administrative punishment, or has significant default with other creditors.

5.     Fiduciary indicates or expresses by its actions that it does not perform its obligations under this contract or other contract signed by creditor and fiduciary.

6.     Fiduciary provides false materials or conceals any important fact of finance and operation.

7.     Fiduciary does not perform the obligations agreed in this contract or specific credit business contract.

8.     Fiduciary violates other contracts signed by creditor and fiduciary.

9.     Fiduciary transfers its assets, pumps money, evades debts and has other behaviors which damage or might damage the rights of creditor.

10.   Fiduciary is involved in illegal operations.

11.   Division, merger, important takeover, consolidation and reorganization of fiduciary.

12.   Fiduciary loses commercial integrity.

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13.   Controlling shareholder of fiduciary transfer is changed, or significant items happen to controlling shareholder, actual controller, legal representative, senior executives of fiduciary, including but not limited to be involved in illegal actions, litigation, arbitration, deterioration of financial condition, bankruptcy, dissolution, etc.

14.   Guarantor of the credit business under this contract default, such as providing false information, violating other contracts signed by creditor or other third parties, involved in litigation, arbitration, stopping doing business, business failures, illegal actions, evading bank credit’s right, merging, consolidation, reorganization, and other situation which may affect guaranty ability of Guarantor.

15.   Other situations damage rights and interests of creditor.

Clause 5 Rights and Obligations of Fiduciary

1.     Having the right to apply for using the credit line.

2.     Opening settlement account in Bank of Jiangsu, Shenzhen Sub-branch, and arrange settlement of both domestic and overseas accounts, foreign exchange settlement and sale and other intermediate business in Bank of Jiangsu or its sub-branch more than the proportion of the credit line which gets from creditor and all credit line of fiduciary.

3.     Fiduciary should provide true documents and information to creditor (including but not limited all bank accounts, balance of deposit and loans, situations of using loans, condition of assets, operation, and inner management etc.

4.     Providing last month’s financial statement before the 20th of each month, and providing audited financial statement to creditor in 120 days after fiscal year, and providing changes and modifications of itself to creditor.

5.     Accepting and cooperating with creditor in surveying, supervising and examining on the situation of using credit, related production, management, financial operation.

6.     Complying with this contract and every single business contract under this contract strictly.

7.     When used credit exceed the credit line agreed in this contract result from the change of exchange rate, fiduciary should repay the exceeding part or pay homologous security deposit.

8.     If following situation occurs, fiduciary should notice in writing creditor in 5 days since related situation happens and implement security measure which is accepted by creditor.

(1)   Changes of membership function, executives, articles of association and organization.

(2)   Stopping producing, going out of business, cancelling registration, being cancelled business license or being applied for bankruptcy.

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(3)   Changes of name, domicile, legal representative, contact manner and so on.

(4)   Financial standing depravation, significant difficulty on operation, significant litigation or arbitration.

(5)   Other things have significant affect on rights and interests of creditor.

9.     Fiduciary should ask creditor’s consent and implement security measure, which is accepted by creditor, before taking following actions.

(1)   Contract management, lease, stock system reform, joint operation, consolidation, merger, discrete, joint venture, asset transference, reducing registered capital, applications of suspensions, dissolution, bankruptcy and other actions which can affect rights and interests of creditor.

(2)   Providing guarantee for other’s debts, or pledging or mortgaging major asset of itself to third party, leading to affect the repayment ability under this contract.

10.   When the guarantor, which is under this contract or under single business contract of this contract, loses guarantee ability, or pledge, which is under this contract or under single business contract of this contract, depreciates in value, fiduciary should take other guarantee measures, which are accepted by creditor, in time.

11.   Fiduciary is not allowed to sign the contract, which can damage the rights and interests of creditor, with any other third party.

Clause 6 Rights and Obligations of Creditor

1.     Accepting and reviewing fiduciary’s application of using the credit.

2.     The financial conditions, operation of fiduciary should be kept secret by Party B, except the laws, administrative laws and regulations, normative documents requested.

3.     Having the right to ask fiduciary to provide related information of the credit, having the right to know the production, financial condition, operation, and repayment plan of fiduciary, and having right to extract and copy from account books, operation record and related information.

4.     Having the right to supervise fiduciary uses the credit according to this contract and single credit business contract.

5.     Having the right to collect principal, interest, and other related expenses from Party A’s account on schedule or in advance.

6.     If fiduciary fails to act or violate the obligations under this contract and single credit business contract of this contract, creditor has the right to adjust the maximum amount of comprehensive credit line, and stop using credit line, cancel unused credit line of fiduciary, regain used credit in advance.

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7.     Having the right to query the credit inquiry of fiduciary, the legal representative of fiduciary and executives of fiduciary, and has the right to provide the information of fiduciary to the people’s Bank of China etc.

8.     If fiduciary fails to act repayment obligations under this contract and single credit business contract of this contract, defaults of fiduciary can be announced in public by creditor.

Clause 7

All debts (including punitive interest and related expense) under the contract are guaranteed by Maximum Amount Guaranty Contract (NO.BZ161215000026) signed by SHEN ZHEN HIGHPOWER TECHNOLOGY CO., LTD. ,and Maximum Amount Guaranty Contract (NO.BZ161215000024) signed by ICON ENERGY SYSTEM COMPANY LIMITED and the creditor, and Maximum Amount Personal Joint Responsibility Guarantee (BZ161215000025) signed by PAN DANGYU, YIN ZHOUTAO and the creditor.

Clause 8 Expense

1.     The expense of credit information, notarization, testimony, register etc under the contract should be afforded by fiduciary.

2.     The expense result from fiduciary does not repay related debt, such as advertising fee, delivery fee, appraisal cost, counsel fee, legal fare, travel expense, valuation fee, auction fee, property preservation fees, enforcement fee, etc. should be afforded by fiduciary.

Clause 9 Modification, Dissolution and Execution of Civil Right of the Contract

1.     Agreed by both parties, this contract can be modified and dissolved in written.

2.     Any tolerance, extension or delay from creditor to fiduciary for exercising of rights under this contract does not affect the rights creditor enjoys according to this contract and laws and regulations, and cannot be considered as approval to the default, and does not mean the abdication of the right.

3.     Any item of this contract become invalid because of any reasons, fiduciary still should assume all responsibilities. If above situation happens, creditor has the right to terminate this contract, and ask fiduciary to repay immediately.

4.     If fiduciary violate the obligation regulated in eighth item of clause 8 of this contract. It will be considered as the information has been delivered that related notices and documents sent by creditor according to primary address result from fiduciary does not perform above obligations.

5.     Any related notices and documents should be sent in written by both parties.

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Clause 10

Fiduciary agrees that the credit’s rights under this contract can be enforced after notarization. When fiduciary does not carry out obligations under the contract completely or partly, creditor can apply enforcement to competent court.

Clause 11 Applicable Law and Resolution for Dispute

The making, efficacy, explanation, performance and resolution for dispute of the contract are applicable to the laws of People’s Republic of China. During the performance of this contract or all disputes relating to this contract, the two parties settle through consultations. If negotiation cannot reach agreement, both parties can apply to the local people’s court of creditor.

Clause 12 Effective and Invalid of the Contract

1.     This contract enters into force upon the date when it is signed or sealed and affixed with official seals by the legal representative or entrusted agents of fiduciary and creditor.

2.     This contract become invalid after fiduciary accomplishes all repayment responsibility under this contract.

Clause 13

This contract is signed in triplicate, creditor holds two copies, fiduciary holds one copy, three copies have the equal legal effect.

The things which are not mentioned in this contract should be explained and settled according to relevant laws, administrative laws and regulations, normative documents and single credit business contract, and the related regulations of Bank of Jiangsu.

Clause 15 Prompt

Fiduciary has known the business scope and grant privilege of Party B. Fiduciary has read all terms of the contract. Creditor has explained homologous terms requested by fiduciary. Fiduciary has known the meaning of all terms of the contract and homologous legal consequence. Signing the contract is the true will of fiduciary.

Fiduciary (stamp)

Legal Representative or agent (signature):

Creditor (stamp)

Legal Representative or agent (signature):

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Supplementary Agreement

The credit line hereunder shall cover the credit line under the Maximum Comprehensive Credit Contract of No. SX161214000369 (hereinafter referred to as the Original Contract) from the date of completion of security under the line. The unpaid line used in the Maximum Comprehensive Credit Contract of No. SX161214000369 under the Original Contract shall occupy the credit line under this Contract. The aforesaid contract shall be deemed as a single credit business contract under this Contract, shall be brought into uniform management within this credit line and shall be secured by a relevant guarantee contract in a unified way under this Contract.

1.    The credit granted by the Credit Grantor shall be used for purchasing raw materials and for other normal business turnover. To make payment for a single business, the effective transaction contract or order and other relevant materials not lower than the amount of payment for the single business shall be provided. The corresponding VAT invoice shall be timely supplemented if a note is required. The credit granted by the Credit Grantor shall not be used for any affiliated transaction without a real trade background, nor be used for investment in fixed asset projects, equity and securities.

2.    The Fiduciary shall make up the note exposure in advance according to the requirements specified in the single note contract.

3.    During the period of credit granting by the Credit Grantor, except the current financing bank, if the guarantee conditions provided by the other financing (except project loan) added by the Fiduciary are better than those provided by the Credit Grantor, agreement shall be obtained from the Credit Grantor.

4.    In case of any breach of these clauses, or in case of any situation specified in Article 4 of the Maximum Comprehensive Credit Contract of No. SX161215000332 which endangers or may endanger the rights and interests of the Credit Grantor during the performance of the Contract, the Credit Grantor shall have the right to charge 1% of the line exposure amount as penalty and announce acceleration of maturity of the credit, in addition to the relevant rights under the Maximum Comprehensive Credit Contract.

5.    The amount of settlement that the Fiduciary makes in the Credit Grantor shall match with the use of credit of the Credit Grantor, or the Credit Grantor shall have the right to decide the use and renewal of the line according to the settlement conditions of the Fiduciary.

This Supplementary Agreement shall be supplementary provisions to the Maximum Comprehensive Credit Contract (Contract No.: SX161215000332) and shall have the same equal legal force with the Maximum Comprehensive Credit Contract. In case of any discrepancy between these supplementary provisions and the Contract, these supplementary provisions shall prevail, and the other clauses shall remain unchanged.

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Fiduciary (Official Seal):	Credit Grantor (Official Seal):
SPRING POWER TECHNOLOGY	BANK OF JIANGSU SHENZHEN
(SHENZHEN) COMPANY LIMITED (SEAL) BRANCH (SEAL)

Legal Representative	or Legal Representative or
Authorized Representative	Authorized Representative

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